ELLINGTON FINANCIAL LLC

2017 EQUITY INCENTIVE PLAN

Table of Contents

Page

Article I DEFINITIONS	4
1.01.    Affiliate                                4
1.02.    Agreement                                4
1.03.    Award                                    4
1.04.    Board                                    4
1.05.    Change in Control                            4
1.06.    Code                                    6
1.07.    Committee                                6
1.08.    Common Shares                            6
1.09.    Common Unit                                6
1.10.    Company                                6
1.11.    Continuing Director                            6
1.12.    Control Change Date                            7
1.13.    Corresponding SAR                            7
1.14.    Dividend Equivalent Right                        7
1.15.    Effective Date                                7
1.16.    Exchange Act                                7
1.17.    Fair Market Value                            7
1.18.    Incentive Award                            8
1.19.    Initial Value                                8
1.20.    LLC Agreement                            8
1.21.    LTIP Unit                                8
1.22.    Manager                                8
1.23.    Non-Employee Director                        8
1.24.    Operating Partnership                            9
1.25.    Operating Partnership Agreement                    9
1.26.    Option                                    9
1.27.    Other Equity-Based Award                        9
1.28.    Participant                                9
1.29.    Performance Award                            9
1.30.    Performance Goal                            9
1.31.    Person                                    10
1.32.    Plan                                    10
1.33.    Restricted Stock                            11
1.34.    Restricted Stock Unit                            11
1.35.    SAR                                    11
1.36.    Stock Award                                11
1.37.    Substitute Award                            11
1.38.    Ten Percent Shareholder                        11

Article II	PURPOSES 11

Article III	ADMINISTRATION 12

Article IV	ELIGIBILITY 13

Article V	COMMON SHARES SUBJECT TO PLAN 13
5.01.    Common Shares Issued                        13
5.02.    Aggregate Limit                            13
5.03.    Reallocation of Shares                        13
5.04.    Individual Limitations                            14

Article VI	OPTIONS 14
6.01.    Award                                    14
6.02.    Option Price                                14
6.03.    Maximum Option Period                        15
6.04.    Transferability                                15
6.05.    Employee Status                            15
6.06.    Exercise                                15
6.07.    Payment                                16
6.08.    Shareholder Rights                            16
6.09.    Disposition of Shares                            16

Article VII	SARS 16
7.01.    Award                                    16
7.02.    Maximum SAR Period                        16
7.03.    Transferability                                16
7.04.    Exercise                                17
7.05.    Employee Status                            17
7.06.    Settlement                                17
7.07.    Shareholder Rights                            17

Article VIII	STOCK AWARDS 17
8.01.    Award                                    17
8.02.    Vesting                                18
8.03.    Employee Status                            18
8.04.    Shareholder Rights                            18

Article IX	RESTRICTED STOCK UNITS 19
9.01.    Award                                    19
9.02.    Terms and Conditions                            19
9.03.    Payment or Settlement                        19
9.04.    Employee Status                            19
9.05.    Shareholder Rights                            19

Article X	PERFORMANCE AWARDS 20
10.01.    Award                                    20
10.02.    Earning the Award                            20
10.03.    Payment                                20
10.04.    Shareholder Rights                            20
10.05.    Transferability                                20

10.06.    Employee Status                            20

Article XI	OTHER EQUITY-BASED AWARDS 21
11.01.    Award                                    21
11.02.    Terms and Conditions                            21
11.03.    Payment or Settlement                        21
11.04.    Employee Status                            21
11.05.    Shareholder Rights                            22

Article XII	INCENTIVE AWARDS 22
12.01.    Award                                    22
12.02.    Terms and Conditions                            22
12.03.    Nontransferability                            22
12.04.    Employee Status                            22
12.05.    Settlement                                22
12.06.    Shareholder Rights                            22

Article XIII	SUBSTITUTE AWARDS 23

Article XIV	ADJUSTMENT UPON CHANGE IN COMMON SHARES 23

Article XV	COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY
BODIES                                24

Article XVI	GENERAL PROVISIONS 24
16.01.    Effect on Employment and Service                    24
16.02.    Unfunded Plan                            24
16.03.    Rules of Construction                            25
16.04.    Withholding Taxes                            25
16.05.    Fractional Shares                            26
16.06.    Charter                                    26
16.07.    Governing Law                            26
16.08.    Clawback                                26
16.09.    Elections Under Section 83(b)                    27

Article XVII	CHANGE IN CONTROL 27
17.01.    Impact of Change in Control.                        27
17.02.    Assumption Upon Change in Control.                27
17.03.    Cash-Out Upon Change in Control.                    27

Article XVIII	AMENDMENT 28

Article XIX	DURATION OF PLAN 28

Article XX	EFFECTIVENESS OF PLAN 28

ARTICLE I
DEFINITIONS
As used herein, the following terms shall have the meanings set forth below:

1.01.	Affiliate
“Affiliate” means, with respect to any entity, any other entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the first entity (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”) shall mean ownership, directly or indirectly, of 50% or more of the total combined voting power of all classes of voting securities issued by such entity, or the possession, directly or indirectly, of the power to direct the management and policies of such entity, by contract or otherwise. Notwithstanding the foregoing, (i) the Manager shall be deemed an Affiliate of the Company for purposes of the Plan for so long as the Manager serves as the external manager of the Company, (ii) the Operating Partnership shall be deemed an Affiliate of the Company for purposes of the Plan for so long as the Company or a wholly-owned subsidiary of the Company serves as the sole general partner of the Operating Partnership and (iii) any other entity specifically designated by the Committee shall be deemed an Affiliate of the Company for purposes of the Plan for so long as the Committee desires.

1.02.	Agreement
“Agreement” means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award and, with respect to Awards granted to the Manager, includes the Management Agreement.

1.03.	Award
“Award” means any Option, SAR, Stock Award, award of Restricted Stock Units, Performance Award, Other Equity-Based Award (including an LTIP Unit), Incentive Award, or Substitute Award, together with any other right or interest, granted to a Participant pursuant to the Plan.

1.04.	Board
“Board” means the Board of Directors of the Company.

1.05.	Change in Control
“Change in Control” means and includes each of the following:

(a)     The acquisition, either directly or indirectly, by any individual, entity or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), of more than 50% of either (i) the then outstanding Common Shares of the Company, taking into account as outstanding for this purpose such Common Shares issuable upon the exercise of options or warrants, the conversion of convertible shares or debt, and the exercise of any similar right to acquire such Common Shares (the “Outstanding Company Common Shares”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control (A) any acquisition by the Company, the Manager or any of their respective Affiliates, (B) any acquisition by a trustee or other fiduciary holding the Company’s securities under an employee benefit plan sponsored or maintained by the Company or any of its Affiliates, (C) any acquisition by an underwriter, initial purchaser or placement agent temporarily holding the Company’s securities pursuant to an offering of such securities or (D) any acquisition by an entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the then Outstanding Company Common Shares.

(b)    The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), in each case, unless following such Business Combination:

(i)     the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the entity resulting from such Business Combination (the “Successor Entity”) (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities to elect a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity (the “Parent Company”));

(ii)    no Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity); and

(iii)    at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity) following the consummation of the Business Combination were Continuing Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

(c)    The approval of a plan of complete liquidation or dissolution of the Company or the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company.

In addition, if a Change in Control (as defined in clauses (a) through (c) above) constitutes a payment event with respect to any Award that provides for the deferral of compensation and is subject to Section 409A of the Code, no payment will be made under that Award on account of a Change in Control unless the event described in clause (a), (b) or (c) above, as applicable, constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).

1.06.	Code
“Code” means the Internal Revenue Code of 1986, and any amendments thereto.

1.07.	Committee
“Committee” means the Compensation Committee of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more non-employee members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “independent director” under the rules of any exchange or automated quotation system on which the Common Shares are listed, traded or quoted; provided, however, that any action taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the foregoing requirements or otherwise provided in any charter of the Committee. If there is no Compensation Committee, then “Committee” means the Board; and provided further that with respect to awards made to a member of the Board who is not an employee of the Company, the Manager, the Operating Partnership or one of their respective Affiliates, “Committee” means the Board.

1.08.	Common Shares
“Common Shares” means the common shares representing limited liability company interests, no par value, of the Company.

1.09.	Common Unit
“Common Unit” means a “Common Unit” as defined in the Operating Partnership Agreement.

1.10.	Company
“Company” means Ellington Financial LLC, a Delaware limited liability company.

1.11.	Continuing Director
“Continuing Director” means any member of the Board, while a member of the Board and (a) who was a member of the Board as of the Effective Date or (b) whose nomination for, or election to, the Board was recommended or approved by a majority of the Continuing Directors.

1.12.	Control Change Date
“Control Change Date” means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date determined by the Committee as the date upon which the last of such transactions occurs.

1.13.	Corresponding SAR
“Corresponding SAR” means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.14.	Dividend Equivalent Right
“Dividend Equivalent Right” means the right, subject to the terms and conditions prescribed by the Committee, of a Participant to receive (or have credited) cash, securities or other property in amounts equivalent to the cash, securities or other property dividends declared on Common Shares with respect to a specified Restricted Stock Unit, Performance Award, Other Equity-Based Award or Incentive Award denominated in Common Shares or other Company securities, as determined by the Committee in its sole discretion. The Committee may provide that Dividend Equivalent Rights (if any) shall be automatically reinvested in additional Common Shares or otherwise reinvested, applied to the purchase of additional Awards under the Plan or deferred without interest to the date of vesting of the associated Award.

1.15.	Effective Date
Subject to the approval of the Plan by the Company’s shareholders in accordance with Article XX, “Effective Date” means the date the Plan is adopted by the Board.

1.16.	Exchange Act
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.17.	Fair Market Value
“Fair Market Value” means, on any given date, the reported “closing” price of a Common Share on the New York Stock Exchange for such date or, if there is no closing price for a Common Share on the date in question, the closing price for a Common Share on the last preceding date for which a quotation exists. If, on any given date, the Common Shares are not listed for trading on the New York Stock Exchange, then Fair Market Value shall be the “closing” price of a Common Share on such other exchange on which the Common Shares are listed for trading for such date (or, if there is no closing price for a Common Share on the date in question, the closing price for a Common Share on the last preceding date for which such quotation exists) or, if the Common Shares are not listed on any exchange, the amount determined by the Committee using any reasonable method in good faith and in accordance with the regulations under Section 409A of the Code.

1.18.	Incentive Award
“Incentive Award” means an award granted under Article XII which, subject to the terms and conditions prescribed by the Committee, entitles the Participant to receive a payment from the Company or an Affiliate of the Company.

1.19.	Initial Value
“Initial Value” means, with respect to a Corresponding SAR, the Option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per Common Share as determined by the Committee on the date of grant; provided, however, that the price shall not be less than the Fair Market Value on the date of grant (or 110% of the Fair Market Value on the date of grant in the case of a Corresponding SAR that relates to an incentive stock option granted to a Ten Percent Shareholder). Except as provided in Articles XIII, XIV and XVII, without the approval of shareholders (i) the Initial Value of an outstanding SAR may not be reduced (by amendment, cancellation and new grant or otherwise) and (ii) no payment shall be made in cancellation of an SAR if, on the date of amendment, cancellation, new grant or payment, the Initial Value exceeds Fair Market Value.

1.20.	LLC Agreement
“LLC Agreement” means the Second Amended and Restated Operating Agreement of Ellington Financial LLC, dated as of July 1, 2009, as it may be amended, restated or otherwise modified from time to time in accordance with its terms.

1.21.	LTIP Unit
“LTIP Unit” means an “LTIP Unit” as defined in the LLC Agreement or the Operating Partnership Agreement, as applicable. An LTIP Unit granted under the Plan represents the right to receive the benefits, payments or other rights in respect of an LTIP Unit set forth in the LLC Agreement or the Operating Partnership

Agreement, subject to the terms and conditions of the applicable Agreement and the LLC Agreement or the Operating Partnership Agreement, as applicable.

1.22.	Management Agreement
“Management Agreement” means the Sixth Amended and Restated Management Agreement, effective as of November 3, 2015, by and between the Company, the Operating Partnership and the Manager, as it may be amended, restated or otherwise modified from time to time in accordance with its terms, or any other agreement in place from time to time that provides for the grant of compensation to the Manager.

1.23.	Manager
“Manager” means Ellington Financial Management LLC, the Company’s external manager or any entity that becomes the Company’s external manager.

1.24.	Non-Employee Director
“Non-Employee Director” means a member of the Board who is not an employee or officer of the Company, the Manager or any of their respective Affiliates.

1.25.	Operating Partnership
“Operating Partnership” means Ellington Financial Operating Partnership LLC, which is the Company’s operating partnership as of the Effective Date, or any entity that becomes the Company’s operating partnership.

1.26.	Operating Partnership Agreement
“Operating Partnership Agreement” means the Limited Liability Company Operating Agreement of Ellington Financial Operating Partnership LLC, dated as of January 1, 2013, as it may be amended, restated or otherwise modified from time to time in accordance with its terms.

1.27.	Option
“Option” means a stock option that entitles the holder to purchase from the Company a stated number of Common Shares at the price set forth in an Agreement.

1.28.	Other Equity-Based Award
“Other Equity-Based Award” means any Award other than an Incentive Award, Option, SAR, Stock Award, award of Restricted Stock Units or Performance Award, which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive Common Shares or rights or units valued in whole or in part by reference to, or otherwise based on, Common Shares (including securities convertible into Common Shares) or other equity interests, including LTIP Units.

1.29.	Participant
“Participant” means (i) an employee or officer of the Company or an Affiliate of the Company, a member of the Board, or an individual who provides services to the Company or an Affiliate of the Company (including an individual who provides services to the Company or an Affiliate of the Company by virtue of employment with, or providing services to, the Manager or the Operating Partnership or an Affiliate of the Manager or the Operating Partnership) or (ii) the Manager and any consultant or advisor to the Company or to any parent or subsidiary of the Company that is a non-natural person, in each case, selected by the Committee to receive one or more Awards.

1.30.	Performance Award
“Performance Award” means an Award granted to a Participant that is based upon Performance Goals specified by the Committee.

1.31.	Performance Goal
“Performance Goal” means a performance objective that is stated with reference to one or more of the following, alone or in combination: (i) net investment income; (ii) net increase in shareholder’s equity resulting from operations; (iii) net increase in shareholder’s equity resulting from operations per share; (iv) book value; (v) book value per share; (vi) return on equity; (vii) return on capital or invested capital; (viii) total earnings; (ix) earnings per share; (x) earnings growth; (xi) Fair Market Value or other share price; (xii) volume weighted average Fair Market Value or other share price; (xiii) appreciation in Fair Market Value or other share price; (xiv) net asset value; (xv) appreciation in net asset value; (xvi) total return or total shareholder return; (xvii) revenues; (xviii) cash flow or cash flow per share; (xix) operating income; (xx) operating margins; (xxi) gross or net profit; (xxii) dividends paid or payable; (xxiii) cash or funds available for distribution, including on an adjusted or on a per share basis; (xxiv) level of expenses, including capital expenses or corporate overhead expenses; (xxv) achievement of savings from business improvement projects; (xxvi) capital projects deliverables; (xxvii) human resources management targets, including medical cost reductions and time to hire; (xxviii) satisfactory internal or external audits; (xxix) total economic return; (xxx) any of the above goals determined pre-tax or post-tax, on an absolute or relative basis, as a ratio with other business criteria, or as compared to the performance of a published or special index deemed applicable by the Committee, including but not limited to, the Standard & Poor’s 500 Stock Index, the FTSE National Association of Real Estate Investment Trusts Mortgage REIT Index, another index or a group of comparable companies; or (xxxi) any other performance objective determined by the Committee.
A Performance Goal or objective may be expressed with respect to the Company, on a consolidated basis, and/or for one or more Affiliates of the Company, one or more business or geographical units or one or more properties. A Performance Goal or objective may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index. When establishing Performance Goals and objectives, the Committee may exclude the impact of specified events during the relevant performance period, so long as such events are objectively determinable. The Committee may adjust the Performance Goals and objectives as it deems equitable in recognition of the events described in this paragraph.

1.32.	Person
“Person” means any firm, corporation, partnership, or other entity. “Person” also includes any individual, firm corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act. Notwithstanding the preceding sentences, the term “Person” does not include (i) the Company or any of its subsidiaries, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) any underwriter temporarily holding securities pursuant to an offering of such securities or (iv) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Common Shares.

1.33.	Plan

“Plan” means this Ellington Financial LLC 2017 Equity Incentive Plan, as amended from time to time.

1.34.	Restricted Stock
“Restricted Stock” means a Common Share granted to a Participant that is subject to certain restrictions and a risk of forfeiture.

1.35.	Restricted Stock Unit
“Restricted Stock Unit” means a right granted to a Participant under Article IX entitling the Participant to receive a payment (in cash, Common Shares or a combination thereof) on a specified settlement date equal to the value of a Common Share.

1.36.	SAR
“SAR” means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each Common Share encompassed by the exercise of the SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.37.	Stock Award
“Stock Award” means Restricted Stock or unrestricted Common Shares awarded to a Participant under Article VIII.

1.38.	Substitute Award
“Substitute Award” means an Award granted in substitution for a similar award as a result of certain business transactions.

1.39.	Ten Percent Shareholder
“Ten Percent Shareholder” means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) of the Company. An individual shall be considered to own any voting shares owned (directly or indirectly) by or for his or her brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting shares owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a stockholder, partner or beneficiary.
ARTICLE II
PURPOSES
The Plan is intended to assist the Company and its Affiliates in recruiting and retaining the Manager, employees, members of the Board and other individuals (including non-natural persons) who provide services to the Company, the Manager, the Operating Partnership or an Affiliate of the Company, the Manager or the Operating Partnership with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the

Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, awards of Restricted Stock Units, Performance Awards, Other Equity-Based Awards (including LTIP Units), Incentive Awards, and Substitute Awards in accordance with the Plan and any procedures that may be established by the Committee. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option.
ARTICLE III
ADMINISTRATION
The Plan shall be administered by the Committee. The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of the Plan), as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in the Plan), on the transferability, forfeitability and exercisability of all or any part of an Award. The Committee may, in its discretion, make any amendments, modifications or adjustments to outstanding Awards and the terms thereof. In addition, the Committee shall have complete authority to interpret all provisions of the Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan (including rules and regulations that require or allow Participants to defer the payment of benefits under the Plan); and to make all other determinations necessary or advisable for the administration of the Plan.
The Committee’s determinations under the Plan (including without limitation, determinations of the individuals to receive Awards, the form, amount and timing of Awards, the terms and provisions of Awards and the Agreements) need not be uniform and may be made by the Committee selectively among individuals who receive, or are eligible to receive, Awards, whether or not such persons are similarly situated. The express grant in the Plan of any specific power to the Committee with respect to the administration or interpretation of the Plan shall not be construed as limiting any power or authority of the Committee with respect to the administration or interpretation of the Plan. Any decision made, or action taken, by the Committee in connection with the administration of the Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to the Plan or any Agreement or Award. All expenses of administering the Plan shall be borne by the Company.
The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company or an Affiliate of the Company (including the Manager or the Operating Partnership), including the power to perform administrative functions and grant Awards; provided, however, that such delegation does not (i) violate state or corporate law or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Committee,” other than in Articles XIV and XVII, shall be deemed to include any such subcommittee or officer to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate (including the Manager or the Operating Partnership), or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate (including the Manager or the Operating Partnership). The Committee may revoke or amend the terms of any such delegation at any time but such revocation shall not invalidate any prior actions of the Committee’s delegate(s) that were consistent with the terms of the Plan and the Committee’s prior delegation.

ARTICLE IV
ELIGIBILITY
Any officer or employee of the Company or an Affiliate of the Company (including an entity that becomes an Affiliate of the Company after the adoption of the Plan) and any member of the Board is eligible to participate in the Plan. In addition, any other individual who provides services to the Company or an Affiliate of the Company (including an individual who provides services to the Company or an Affiliate of the Company by virtue of employment with, or providing services to, the Manager or the Operating Partnership or an Affiliate of the Manager or the Operating Partnership), the Manager and any consultant or advisor to the Company or to any parent or subsidiary of the Company that is a non-natural person is eligible to participate in the Plan if the Committee, in its sole reasonable discretion, determines that the participation of such individual is in the best interest of the Company.
ARTICLE V
COMMON SHARES SUBJECT TO PLAN

5.01.	Common Shares Issued
Upon the grant, exercise or settlement of an Award, the Company may deliver to the Participant Common Shares from its authorized but unissued Common Shares.

5.02.	Aggregate Limit
Subject to adjustment as provided under Article XIV, the maximum aggregate number of Common Shares that may be delivered with respect to Awards under the Plan (and the maximum aggregate number of Common Shares that may be issued under the Plan through incentive stock options granted under the Plan) is equal to 1,932,190 shares. Other Equity-Based Awards that are LTIP Units shall reduce the maximum aggregate number of Common Shares that may be issued under the Plan on a one-for-one basis (i.e., each LTIP Unit shall be treated as an award of a Common Share).

5.03.	Reallocation of Shares
If any Award (including LTIP Units) expires, is forfeited or is terminated without having been exercised or is paid in cash without a requirement for the delivery of Common Shares, then any Common Shares covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such Award and any forfeited, lapsed, cancelled or expired LTIP Units shall be available for the grant of other Awards under the Plan. Any Common Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall not be available for future grants or awards. If Common Shares are issued in settlement of an SAR granted under the Plan, the number of Common Shares available under the Plan shall be reduced by the number of Common Shares for which the SAR was exercised rather than the number of Common Shares issued in settlement of the SAR. To the extent permitted by applicable law or the rules of any exchange on which the Common Shares are listed for trading, Common Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate of the Company shall not reduce the number of Common Shares available for issuance under the Plan.

5.04.	Individual Limitations
Notwithstanding any provisions to the contrary in the Plan, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted under the Plan to any individual, Non-Employee Director during any single calendar year shall not exceed $500,000; provided, however, that such limitation shall be determined without regard to grants of Awards, if any, made under the Plan to a Non-Employee Director during any period in which such individual was an employee or consultant of the Company, the Manager or any of their respective Affiliates (other than in the capacity of a Non-Employee Director).
In applying the limitations of this Section 5.04, an Option and Corresponding SAR shall be treated as a single Award.
ARTICLE VI
OPTIONS

6.01.	Award
In accordance with the provisions of Articles III and IV, the Committee will designate each Participant to whom an Option is to be granted and will specify the number of Common Shares covered by such awards and the terms and conditions of such awards.

6.02.	Option Price
The price per Common Share purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Notwithstanding the preceding sentence, the price per Common Share purchased on the exercise of any Option that is an incentive stock option granted to an individual who is a Ten Percent Shareholder on the date such Option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted. Except as provided in Articles XIII, XIV and XVII, the price per Common Share of an outstanding Option may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of shareholders. In addition, no payment shall be made in cancellation of an Option without the approval of shareholders if, on the date of cancellation, the Option price exceeds Fair Market Value.

6.03.	Maximum Option Period
The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. In the case of an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04.	Transferability
Any rights or restrictions with respect to the ability of the holder of any Option granted under the Plan to transfer such Option shall be set forth in the Agreement relating to such grant; provided, however, that (a) an Option may be transferred by will or the laws of descent and distribution and (b) an Option that is an incentive stock option may be transferred only by will or laws of descent and distribution.

6.05.	Employee Status
Incentive stock options may only be granted to employees of the Company or its “parent” and “subsidiaries” (as such terms are defined in Section 424 of the Code). For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.06.	Exercise
Subject to the provisions of the Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that to the extent that the aggregate Fair Market Value (determined as of the date an Option is granted) of the stock with respect to which incentive stock options (granted under the Plan and all plans of the Company and its “parents” and “subsidiaries” (as such terms are defined in Section 424 of the Code)) are exercisable for the first time by an individual during any calendar year exceeds $100,000, such Options shall be treated as Options that do not qualify as incentive stock options. An Option granted under the Plan may be exercised with respect to any number of whole Common Shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan and the applicable Agreement with respect to the remaining Common Shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of Common Shares with respect to which the Option is exercised.

6.07.	Payment
Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, certified check, by tendering Common Shares, by attestation of ownership of Common Shares, by a broker-assisted cashless exercise or in such other form or manner acceptable to the Committee. If Common Shares are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined on the date of exercise) of the Common Shares so surrendered or other consideration paid must not be less than the Option price of the shares for which the Option is being exercised.

6.08.	Shareholder Rights
No Participant shall have any rights as a shareholder with respect to Common Shares subject to an Option until the date of exercise of such Option.

6.09.	Disposition of Shares
A Participant shall notify the Company of any sale or other disposition of Common Shares acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Shares to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.
ARTICLE VII
SARS

7.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each Participant to whom SARs are to be granted and will specify the number of Common Shares covered by such awards and the terms and conditions of such awards.

7.02.	Maximum SAR Period
The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten years from the date of grant. In the case of a Corresponding SAR that is related to an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Corresponding SAR shall not be exercisable after the expiration of five years from the date of grant. The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03.	Transferability
Any rights or restrictions with respect to the ability of the holder of any SAR granted under the Plan to transfer such SAR shall be set forth in the Agreement relating to such grant; provided, however, that (a) an SAR may be transferred by will or the laws of descent and distribution and (b) a Corresponding SAR that relates to an incentive stock option may be transferred only by will or the laws of descent and distribution.

7.04.	Exercise
Subject to the provisions of the Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the Option price of the related Option. An SAR granted under the Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with the Plan and the applicable Agreement with respect to the remaining Common Shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of Common Shares with respect to which the SAR is exercised.

7.05.	Employee Status
If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.06.	Settlement
At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Shares, or a combination of cash and Common Shares.

7.07.	Shareholder Rights
No Participant shall have any rights as a shareholder with respect to Common Shares subject to an SAR until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Shares.

ARTICLE VIII
STOCK AWARDS

8.01.	Award
In accordance with the provisions of Articles III and IV, the Committee will designate each Participant to whom a Stock Award (either in the form of Restricted Stock or unrestricted Common Shares) is to be made and will specify the number of shares of Restricted Stock or Common Shares covered by such Stock Award and the terms and conditions of such Stock Award.

8.02.	Vesting
The Committee, on the date of the Stock Award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted subject to continued employment or service, the attainment of performance objectives, including objectives stated with reference to one or more Performance Goals, or both.

8.03.	Employee Status
In the event that the terms of any Stock Award provide that shares may become transferable and non-forfeitable thereunder only after completion of a specified period of employment or continuous service, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.04.	Shareholder Rights
Unless otherwise specified in accordance with the applicable Agreement, while the shares of Restricted Stock granted pursuant to the Stock Award may be forfeited or are non-transferable, a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends (in respect of which the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under the Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock, provided that any such election is intended to comply with Section 409A of the Code) and vote the Common Shares; provided, however, that, unless otherwise specified in accordance with the applicable Agreement, dividends payable on shares of Restricted Stock subject to a Stock Award that does not become non-forfeitable solely on the basis of continued employment or service shall be accumulated and paid, without interest, when and to the extent that the underlying Stock Award becomes non-forfeitable; and provided further, that during the period that the Stock Award may be forfeited or is non-transferable (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Restricted Stock granted pursuant to a Stock Award, (ii) the Committee may postpone the distribution of dividends until and to the extent that the Stock Award becomes transferable and non-forfeitable, (iii) the Company shall retain custody of any certificates representing shares of Restricted Stock granted pursuant to a Stock Award, and (iv) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Restricted Stock granted under the Stock Award are transferable and are no longer forfeitable.

ARTICLE IX
RESTRICTED STOCK UNITS

9.01.	Award
In accordance with the provisions of Articles III and IV, the Committee will designate each Participant to whom an award of Restricted Stock Units is to be made and specify the number of Restricted Stock Units covered by such awards and the terms and conditions of such awards. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the award of Restricted Stock Units.

9.02.	Terms and Conditions
The Committee, at the time an award of Restricted Stock Units is made, shall specify the terms and conditions which govern the award. The terms and conditions of an award of Restricted Stock Units may prescribe that a Participant’s rights in the Restricted Stock Units shall be forfeitable, non-transferable or otherwise restricted for a period of time, which may lapse at the expiration of the deferral period or at earlier specified times, or may be subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in an award of Restricted Stock Units shall be forfeitable or otherwise restricted subject to continued employment or service, the attainment of performance objectives, including objectives stated with respect to one or more Performance Goals, or both. An award of Restricted Stock Units may be granted to Participants, either alone or in addition to other Awards granted under the Plan, and an award of Restricted Stock Units may be granted in the settlement of other Awards granted under the Plan.

9.03.	Payment or Settlement
Settlement of an award of Restricted Stock Units shall occur upon expiration of the deferral period specified for each Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be satisfied by the delivery of (a) a number of Common Shares equal to the number of Restricted Stock Units vesting on such date or (b) an amount in cash equal to the Fair Market Value of a specified number of Common Shares covered by the vesting Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

9.04.	Employee Status
If the terms of any award of Restricted Stock Units provides that it may be earned or exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

9.05.	Shareholder Rights
A Participant, as a result of receiving an award of Restricted Stock Units, shall not have any rights as a shareholder until, and then only to the extent that, the award of Restricted Stock Units is earned and settled in Common Shares (to the extent applicable).

ARTICLE X
PERFORMANCE AWARDS

10.01.	Award
In accordance with the provisions of Articles III and IV, the Committee will designate each Participant to whom a Performance Award is to be made and specify the number of Common Shares or other securities or property covered by such awards and the terms and conditions of such awards. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Performance Award.

10.02.	Earning the Award
The Committee, on the date of the grant of a Performance Award, shall prescribe that the Performance Award will be earned, and the Participant will be entitled to receive payment pursuant to the Performance Award, subject to continued employment or service and/or the satisfaction of performance objectives, including objectives stated with respect to one or more Performance Goals. The performance period applicable to any Performance Award shall be set by the Committee in its discretion but shall not exceed ten years.

10.03.	Payment
In the discretion of the Committee, the amount payable when a Performance Award is earned may be settled in cash, by the issuance of Common Shares, by the delivery of other securities or property or a combination thereof.

10.04.	Shareholder Rights
A Participant, as a result of receiving a Performance Award, shall not have any rights as a shareholder until, and then only to the extent that, the Performance Award is earned and settled in Common Shares (to the extent applicable). After a Performance Award is earned and settled in Common Shares, a Participant will have all the rights of a shareholder of the Company.

10.05.	Transferability
Any rights or restrictions with respect to the ability of the holder of a Performance Award granted under the Plan to transfer such Performance Award shall be set forth in the Agreement relating to such grant; provided, however, that a Performance Award may be transferred by will or the laws of descent and distribution.

10.06.	Employee Status
In the event that the terms of a Performance Award provide that no payment will be made unless the Participant completes a stated period of employment or continued service, the Committee may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.
ARTICLE XI
OTHER EQUITY–BASED AWARDS

11.01.	Award
In accordance with the provisions of Articles III and IV, the Committee will designate each Participant to whom an Other Equity-Based Award is to be made and will specify the number of Common Shares or other equity interests (including LTIP Units) covered by such awards and the terms and conditions of such awards; provided, however, that the grant of LTIP Units must satisfy the requirements of the LLC Agreement or the Operating Partnership Agreement as in effect on the date of grant. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Other Equity-Based Award.

11.02.	Terms and Conditions
The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award. The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, non-transferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in an Other Equity-Based Award shall be forfeitable or otherwise restricted subject to continued employment or service, the attainment of performance objectives, including objectives stated with respect to one or more Performance Goals, or both. Other Equity-Based Awards may be granted to Participants, either alone or in addition to other Awards granted under the Plan, and Other Equity-Based Awards may be granted in the settlement of other Awards granted under the Plan.

11.03.	Payment or Settlement
Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, Common Shares, shall be payable or settled in Common Shares, cash or a combination of Common Shares and cash, as determined by the Committee in its discretion; provided, however, that any Common Shares that are issued on account of the conversion of LTIP Units into Common Shares shall not reduce the number of Common Shares available for issuance under the Plan. Other Equity-Based Awards denominated as equity interests other than Common Shares may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Committee in its discretion.

11.04.	Employee Status
If the terms of any Other Equity-Based Award provides that it may be earned or exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

11.05.	Shareholder Rights
Except as otherwise expressly provided in an Agreement, a Participant, as a result of receiving an Other Equity-Based Award, shall not have any rights as a shareholder until, and then only to the extent that, the Other Equity-Based Award is earned and settled in Common Shares.
ARTICLE XII
INCENTIVE AWARDS

12.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each Participant to whom an Incentive Award is to be made and will specify the terms and conditions of such award. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Incentive Award.

12.02.	Terms and Conditions
The Committee, at the time an Incentive Award is made, shall specify the terms and conditions that govern the award.

12.03.	Nontransferability
Except to the extent otherwise provided in the applicable Agreement, Incentive Awards granted under the Plan shall, so long as such Incentive Awards are subject to vesting or forfeiture restrictions, be non-transferable except by will or by the laws of descent and distribution.  No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

12.04.	Employee Status
If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or continued service the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

12.05.	Settlement
An Incentive Award that is earned shall be settled with a single lump sum payment which may be in cash, Common Shares or a combination of cash and Common Shares, as determined by the Committee.

12.06.	Shareholder Rights
No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder until the date that the Incentive Award is settled and then only to the extent that the Incentive Award is settled by the issuance of Common Shares.
ARTICLE XIII
SUBSTITUTE AWARDS
Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or any other right of a Participant to receive payment from the Company. Awards may be also be granted under the Plan in substitution for similar awards held by individuals who become Participants as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate of the Company. Notwithstanding anything contained in the Plan to the contrary, such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a Common Share on the date of the substitution if such substitution complies with Section 409A of the Code and other applicable laws and exchange rules. Except as provided in this Article XIII or in Articles XIV or XVII hereof, the terms of outstanding Awards may not be amended to reduce the exercise price or grant price of outstanding Options or SARs or to cancel outstanding Options and SARs in exchange for cash, other Awards or Options or SARs with an exercise price or grant price that is less than the exercise price or grant price of the original Options or SARs without the approval of the shareholders of the Company.

ARTICLE XIV
ADJUSTMENT UPON CHANGE IN COMMON SHARES
The maximum number of Common Shares as to which Awards may be granted under the Plan, the maximum number of Common Shares that may be issued under the Plan through incentive stock options, the individual grant limitations of Section 5.04 and the terms of outstanding Awards granted under the Plan shall be adjusted as the Board determines is equitably required in the event that (i) the Company (a) effects one or more nonreciprocal transactions between the Company and its shareholders such as a stock dividend, extra-ordinary cash dividend, stock split, subdivision or consolidation of Common Shares that affects the number or kind of Common Shares (or other securities of the Company) or the Fair Market Value (or the value of other Company securities) and causes a change in the Fair Market Value of the Common Shares subject to outstanding Awards or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article XIV by the Board shall be nondiscretionary, final and conclusive.
The issuance by the Company of any class of Common Shares, or securities convertible into any class of Common Shares, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Common Shares or obligations of the Company convertible into such Common Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of Common Shares as to which Awards may be granted under the Plan, the maximum number of Common Shares that may be issued under the Plan through incentive stock options, the individual grant limitations of Section 5.04 or the terms of outstanding Awards under the Plan.
The Committee may make Awards under the Plan in substitution for performance shares, phantom shares, share awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate of the Company in connection with a transaction described in the first paragraph of this Article XIV. Notwithstanding any provision of the Plan, the terms of such substituted Awards granted under the Plan shall be as the Committee, in its discretion, determines is appropriate.
ARTICLE XV
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
No Option or SAR shall be exercisable, no Common Shares shall be issued, no certificates for Common Shares shall be delivered, and no payment shall be made under the Plan except in compliance with all applicable federal, state and foreign laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all stock exchanges on which the Common Shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to represent Common Shares when an Award is granted, settled or exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal, state and foreign laws and regulations. No Award shall be granted, settled or exercised until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.
ARTICLE XVI
GENERAL PROVISIONS

16.01.	Effect on Employment and Service

Neither the adoption of the Plan, its operation, the grant of any Award, nor any documents describing or referring to the Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate of the Company or in any way affect any right and power of the Company or an Affiliate of the Company to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

16.02.	Unfunded Plan
The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Company to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

16.03.	Rules of Construction
Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
All Awards are intended to comply with, or otherwise be exempt from, Section 409A of the Code (“Section 409A”), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12). The Plan and all Agreements shall be administered, interpreted and construed in a manner consistent with that intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Agreement is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors or trustees, officers, employees or advisors (other than in his or her individual capacity as a Participant with respect to his or her individual liability for taxes, interest, penalties or other monetary amounts) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or any other taxpayer as a result of the Plan or any Agreement. If any provision of the Plan or any Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Participant’s consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A. Each payment under an Award granted under the Plan shall be treated as a separate identified payment for purposes of Section 409A.
If a payment obligation under an Award or an Agreement arises on account of the Participant’s termination of employment and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b))12)), it shall be payable only after the Participant’s “separation from service” (as defined under Treasury Regulation section 1.409A-1(h)); provided, however, that if the Participant is a “specified employee” (as defined under Treasury Regulation section 1.409A-1(i)) then, subject to any permissible acceleration of payment by the Committee under Treasury Regulation Section 1.409A-3(j)(4)(ii) (domestic relations orders), Treasury Regulation Section 1.409A-3(j)(4)(iii) (conflicts of interest) or Treasury Regulation Section 1.409A-3(j)(4)(iv) (payment of employment taxes) any such payment that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.

16.04.	Withholding Taxes

Each Participant shall be responsible for satisfying any income, employment and other tax withholding obligations attributable to participation in the Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an Award) or a cash equivalent acceptable to the Committee. Except to the extent prohibited by Treasury Regulation Section 1.409A-3(j), any statutory federal, state, district, city or foreign withholding tax obligations also may be satisfied (a) by surrendering to the Company Common Shares previously acquired by the Participant; (b) by authorizing the Company to withhold or reduce the number of Common Shares otherwise issuable to the Participant upon the grant, vesting, settlement and/or exercise of an Award; or (c) by any other method as may be approved by the Committee. If Common Shares are used to pay all or part of such withholding tax obligation, the maximum number of Common Shares that may be so surrendered, withheld or reduced shall be the number of Common Shares which have an aggregate Fair Market Value on the date of surrender, withholding or reduction equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to such Award, as determined by the Committee.

16.05.	Fractional Shares
No fractional Common Share shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Common Share or whether such fractional Common Share or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.

16.06.	Charter
No Award shall be granted or awarded, and with respect to any Award granted under the Plan, such Award shall not vest, be exercisable or be settled to the extent that the grant, vesting, exercise or settlement could cause the Participant or any other person to be in violation of the share ownership limit or any other limitation on ownership or transfer prescribed by the Company’s Second Amended and Restated Operating Agreement, as it may be amended or restated or the Operating Partnership Agreement.

16.07.	Governing Law
All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Common Shares hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Shares.

16.08.	Clawback
The Plan is subject to any written clawback policies that the Company, with the approval of the Board, may adopt. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under the Plan to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to the Plan.

16.09.	Elections Under Section 83(b)
No Participant may make an election under Section 83(b) of the Code with respect to the grant of any Award, the vesting of any Award, the settlement of any Award or the issuance of Common Shares under the Plan without the consent of the Company, which the Company may grant or withhold in its sole discretion.
ARTICLE XVII
CHANGE IN CONTROL

17.01.	Impact of Change in Control.
In the event of a Change in Control, the Committee is authorized, in its discretion, to cause (a) all outstanding Options and SARs to become fully vested and exercisable immediately prior to such Change in Control and (b) all other outstanding Awards to become earned and non-forfeitable in their entirety upon such Change in Control.

17.02.	Assumption Upon Change in Control.
In the event of a Change in Control, the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Award shall be assumed by, or a substitute award shall be granted by, the Successor Entity (or, if applicable, the Parent Company) in the Change in Control. The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original Award as of such date as the Committee determines is equitably required, and the assumed or substituted award shall have such other terms and conditions as may be prescribed by the Committee.

17.03.	Cash-Out Upon Change in Control.
If an Award is not assumed or replaced with a substitute award in accordance with Section 17.02, upon a Change in Control, the Committee, in its discretion and without the need of a Participant’s consent, may provide that each Award shall be cancelled in exchange for a payment. The payment may be in cash, Common Shares or other securities or consideration received by shareholders in the Change in Control transaction. The amount of the payment shall be an amount that is substantially equal to (a) if the Award is denominated or to be settled in cash, the entire amount that can be paid under the Award or (b) (i) the amount by which the price per share received by shareholders in the Change in Control for each Common Share exceeds the Option price or Initial Value in the case of an Option and SAR, or (ii) for each Common Share subject to an Award denominated in Common Shares or valued in reference to Common Shares, the price per share received by shareholders or (iii) for each other Award denominated in other securities or property, the value of such other securities or property, in each case as determined by the Committee. If the Option price or Initial Value exceeds the price per share received by shareholders in the Change in Control transaction, the Option or SAR may be cancelled under this Section 17.03 without any payment to the Participant.

ARTICLE XVIII
AMENDMENT
The Board may amend or terminate the Plan at any time; provided, however, that no amendment may adversely impair the rights of Participants with respect to outstanding Awards. In addition, an amendment will be contingent on approval of the Company’s shareholders if such approval is required by law or the rules of any exchange on which the Common Shares are listed or if the amendment would materially increase the benefits accruing to Participants under the Plan, materially increase the aggregate number of Common Shares that may be issued under the Plan (except as provided in Article XIV) or materially modify the requirements as to eligibility for participation in the Plan. For the avoidance of doubt, the Board may not (except pursuant to Articles XIII, XIV or XVII) without the approval of shareholders (a) reduce the Option price per share of an outstanding Option or the Initial Value of an outstanding SAR, (b) make a payment to cancel an outstanding Option or SAR when the Option price or Initial Value, as applicable, exceeds the Fair Market Value or (c) take any other action with respect to an outstanding Option or SAR that may be treated as a repricing of the Award under the rules and regulations of the principal securities exchange on which the Common Shares are listed for trading.
ARTICLE XIX
DURATION OF PLAN
No Award may be granted under the Plan on and after the tenth anniversary of the Effective Date. Awards granted before such date shall remain valid in accordance with their terms.
ARTICLE XX
EFFECTIVENESS OF PLAN
Awards may be granted under the Plan on and after the Effective Date, provided that no Award shall be exercisable, vested or settled unless and until the Plan is approved by the shareholders of the Company within twelve months after the Effective Date.